UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2020

GRAPHIC PACKAGING INTERNATIONAL, LLC

(Exact name of registrant as specified in its charter)

Delaware	033-80475	84-0772929
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Riveredge Parkway, Suite 100

Atlanta, Georgia 30328

(Address of principal executive offices)

(770)-240-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events

On February 21, 2020, Graphic Packaging International, LLC (the “Company”), a direct wholly-owned subsidiary of Graphic Packaging International Partners, LLC and the primary operating subsidiary of Graphic Packaging Holding Company, announced today that it launched an offering to sell $400 million aggregate principal amount of its senior unsecured notes due 2028 (the “Senior Notes”) in a private offering in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, subject to market and other conditions. The Company expects to use the proceeds from the offering of the Senior Notes to repay a portion of the outstanding borrowings under the Company’s revolving credit facility under its senior secured credit facility, for general corporate purposes, and to pay fees and expenses incurred in connection with the offering. A copy of the press release announcing these matters is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein.

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits

(99.1)	Press Release of the Company dated February 21, 2020.

(104)	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHIC PACKAGING INTERNATIONAL, LLC

(Registrant)

By:	/s/ Lauren S. Tashma
Lauren S. Tashma
Executive Vice President, General Counsel and Secretary

Dated: February 21, 2020